                        MUTUAL FUNDS SERVICE AGREEMENT



                      .  Sub-Fund administration Services

                      .  Sub-Fund Accounting Services





                                UAM FUNDS TRUST

                               November 1, 1999

                        MUTUAL FUNDS SERVICE AGREEMENT


                               Table of Contents
                               -----------------

Section/Paragraph                                                         Page
-----------------                                                         ----
1.     Appointment.......................................................  1

2.     Representations and Warranties....................................  1

3.     Delivery of Documents.............................................  3

4.     Services Provided.................................................  4

5.     Fees; Expenses; Expense Reimbursement.............................  5

6      Proprietary and Confidential Information..........................  7

7.     Duties, Responsibilities and Limitation of Liability..............  8

8.     Term..............................................................  9

9.     Notices........................................................... 10

10.    Assignability..................................................... 11

11.    Waiver............................................................ 11

12.    Force Majeure..................................................... 12

13.    Amendments........................................................ 12

14.    Severability...................................................... 12

15.    Governing Law..................................................... 12

Signatures............................................................... 13

                        MUTUAL FUNDS SERVICE AGREEMENT


          AGREEMENT made as of November 1, 1999 by and between UAM FUND SERVICES, INC. ("UAMFSI"), a Delaware corporation, and SEI INVESTMENTS MUTUAL FUNDS SERVICES ("Service Provider"), a Delaware business trust.

                             W I T N E S S E T H:

          WHEREAS, UAM Funds Trust (the "Fund") is registered as an open-end management, investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and currently offers for sale to investors its shares in several investment portfolios (each a "Portfolio," collectively the "Portfolios") and classes of such Portfolios (each a "Class, collectively the "Classes");

          WHEREAS, UAMFSI is responsible for the provision of certain fund administration, fund accounting and transfer agent services with respect to the Fund pursuant to the Agreement between UAMFSI and the Fund dated October 28, 1998, as amended, (the "Administration Agreement"); and

          WHEREAS, UAMFSI wishes to retain Service Provider to provide certain fund sub-administration and sub-accounting services with respect to the Fund, and Service Provider is willing to furnish such services;

          NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. UAMFSI hereby appoints Service Provider to provide certain fund sub-administration and sub-accounting services for the Fund, subject to the supervision of UAMFSI and the Board of Trustees of the Fund (the "Board"), for the period and on the terms set forth in this Agreement. Service Provider accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 5, of and Schedule A, to this Agreement.

     2.   Representations and Warranties.

          (a)  Service Provider represents and warrants to UAMFSI that:

               (i) Service Provider is a business trust existing under the laws of the State of Delaware;

               (ii) Service Provider is duly qualified to carry on its business in the Commonwealth of Massachusetts;

               (iii) Service Provider is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement;

               (iv) all requisite corporate proceedings have been taken to authorize Service Provider to enter into and perform this Agreement;

               (v) Service Provider has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

               (vi) no legal or administrative proceedings have been instituted or threatened which would impair Service Provider's ability to perform its duties and obligations under this Agreement; and

               (vii) Service Provider's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of Service Provider or any law or regulation applicable to Service Provider.

          (b)  UAMFSI represents and warrants to Service Provider that:

               (i) UAMFSI is a corporation existing under the laws of the State of Delaware;

               (ii) UAMFSI is duly qualified to carry on its business in the Commonwealth of Massachusetts;

               (iii) UAMFSI is empowered under applicable laws and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement;

               (iv) all requisite corporate proceedings have been taken to authorize UAMFSI to enter into and perform this Agreement;

               (v) UAMFSI has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

               (vi) no legal or administrative proceedings have been instituted or threatened which would impair UAMFSI's ability to perform its duties and obligations under this Agreement; and

               (vii) UAMFSI's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of UAMFSI or any law or regulation applicable to UAMFSI;

          (c) UAMFSI represents and warrants to Service Provider with respect to the Fund that:

               (i) the Fund is a Delaware business trust, duly organized and existing and in good standing under the laws of the State of Delaware;

               (ii) the Fund is an investment company properly registered under the 1940 Act;

               (iii) a registration statement for the Fund under the Securities Act of 1933, as amended ("1933 Act") and the 1940 Act on Form N-1A has been filed and will be effective and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will have been made and will be current during the term of this Agreement; and

               (iv) that outside counsel to the Fund has represented that the Fund's registration statements comply in all material respects with the Securities Act of 1933 ("1933 Act") and the 1940 Act (including the rules and regulations thereunder) and none of the Fund's prospectuses contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading.

     3. Delivery of Documents. UAMFSI will promptly furnish to Service Provider such copies, properly certified or authenticated, of contracts, documents and other related information that Service Provider may reasonably request or require to properly discharge its duties. Such documents may include but are not limited to the following:

          (a) Resolutions of the Fund's Board authorizing the appointment of UAMFSI to provide certain fund administration and fund accounting services to the Fund and approving this Agreement;

          (b) UAMFSI's Articles of Incorporation and the Fund's Declaration of Trust;

          (c)  UAMFSI's and the Fund's By-Laws;

          (d) Authorization by the Fund contained in the Administration Agreement allowing UAMFSI to make representations to Service Provider on its behalf;

          (e) The Fund's Notification of Registration on Form N-8A under the 1940 Act, as filed with the Securities and Exchange Commission ("SEC");

          (f) The Fund's registration statement including exhibits, as amended, on Form N-1A (the "Registration Statement") under the 1933 Act and the 1940 Act, as filed with the SEC;

          (g) Copies of the Investment Advisory Agreements between the Fund and its investment advisers (the "Advisory Agreements");

          (h)  Opinions of counsel and auditors' reports;

          (i) The Fund's Prospectus(es) and Statement(s) of Additional Information relating to all Portfolios and all amendments and supplements thereto (such Prospectus(es) and Statement(s) of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the "Prospectuses"); and

          (j) Such other agreements as the Fund may enter into from time to time which may be relevant to the performance of Service Provider's duties and obligations under the terms of this Agreement, including securities lending agreements, futures and commodities account agreements, brokerage agreements, and options agreements.

     4.   Services Provided

          (a) Service Provider will provide the following services subject to the control, direction and supervision of UAMFSI and the Fund's Board and in compliance with the objectives, policies and limitations set forth in the Fund's Registration Statement, Articles of Incorporation and By-Laws; applicable laws and regulations; and all resolutions and policies implemented by the Board:

               (i)   Fund Sub-Administration

               (ii)  Sub-Accounting

A description of each of the above services is contained in Schedules B and C respectively, to this Agreement.

          (b)  Service Provider will also:

               (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of Service Provider or a corporate affiliate of Service Provider);

               (ii) provide the services of individuals to serve as officers of the Fund who will be designated by Service Provider with the approval of UAMFSI, and elected by the Board;

               (iii) provide or otherwise obtain personnel sufficient for provision of the services contemplated herein;

               (iv) furnish equipment and other materials, which Service Provider believes are necessary or desirable for provision of the services contemplated herein; and

               (v) keep records relating to the services provided hereunder in such form and manner as set forth in Schedules B and C in accordance with the 1940 Act. To the extent required by Section 31 of the 1940 Act and the rules thereunder, Service Provider agrees that all such records prepared or maintained by Service Provider relating to the services provided hereunder are the property of UAMFSI and the Fund and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at UAMFSI's and/or the Fund's expense, and made available in accordance with such Section and rules. Service Provider further agrees to surrender promptly to UAMFSI or the Fund upon its request and cease to retain in its records and files those records and documents created and maintained by Service Provider pursuant to this Agreement, unless otherwise required by law. Service Provider will provide a copy of such records to UAMFSI, upon request, in a mutually agreed upon electronic format.

     5.   Fees; Expenses; Expense Reimbursement.

          (a) As compensation for the services rendered to the Fund and UAMFSI pursuant to this Agreement, UAMFSI shall pay Service Provider monthly fees determined as set forth in Schedule A to this Agreement. Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice. Upon any termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

          (b) For the purpose of determining fees calculated as a function of the Fund's assets, the value of the Fund's assets and net assets shall be computed as required by its currently effective Prospectus, generally accepted accounting principles, and resolutions of the Fund's Board.

          (c) Service Provider may, in its sole discretion, from time to time employ or associate with such person or persons as may be appropriate to assist Service Provider in the performance of this Agreement. Such person or persons may be officers and employees who are employed or designated as officers by both Service Provider and the Fund. The compensation of such person or persons for such employment shall be paid by Service Provider and no obligation will be incurred by or on behalf of the Fund or UAMFSI in such respect.

          (d) UAMFSI may request additional services, additional processing, or special reports on behalf of the Fund or itself. UAMFSI shall submit such requests in writing together with such specifications and requirements documentation as may be reasonably required by Service Provider. If Service Provider elects to provide such services or arrange for their provision, it shall be entitled to reasonable additional fees and expenses at its customary rates and charges, or such other fees, if any, mutually agreed to by Service Provider and UAMFSI.

          (e) Service Provider will bear all of its own expenses in connection with the performance of the services under this Agreement except as otherwise expressly provided herein. UAMFSI agrees to promptly reimburse Service Provider for any equipment and supplies specially ordered by or for UAMFSI or the Fund through Service Provider and for any other expenses not contemplated by this Agreement that Service Provider may incur on the Fund's and/or UAMFSI's behalf at the Fund's and/or UAMFSI's request or as consented to by the Fund and/or UAMFSI, provided that Service Provider will notify the Fund and/or UAMFSI of the approximate amount of such expenses prior to incurring them. Such other expenses to be incurred in the operation of the Fund and to be borne by the Fund and/or UAMFSI, include, but are not limited to: taxes; interest; brokerage fees and commissions; salaries and fees of officers and directors who are not officers, directors, shareholders or employees of Service Provider, or the Fund's investment advisers or distributor; SEC and state Blue Sky registration and qualification fees, levies, fines and other charges; EDGAR filing fees, processing services and related fees; advisory and administration fees; charges and expenses of pricing and data services, independent public accountants and custodians; insurance premiums including fidelity bond premiums; auditing expenses; expenses of fund counsel and counsel to the independent trustees; costs of maintenance of corporate existence; expenses of typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Fund (the Fund's distributor to bear the expense of all other printing, production, and distribution of prospectuses, statements of additional information, and marketing materials); expenses of printing and production costs of shareholders' reports and proxy statements and materials; costs and expenses of Fund stationery and forms; costs and expenses of special telephone and data lines and devices; costs associated with corporate, shareholder, and Board meetings; trade association dues and expenses; and any extraordinary expenses and other customary Fund expenses. In addition, Service Provider may utilize one or more independent pricing services, approved from time to time by the Fund's Board, to obtain securities prices and to act as backup to the primary pricing services, in connection with determining the net asset values of the Fund, and UAMFSI and/or the Fund will reimburse Service Provider for the Fund's share of the cost of such services based upon the actual usage, or a pro-rata estimate of the use, of the services for the benefit of the Fund.

          (f) All fees, out-of-pocket expenses, or additional charges of Service Provider shall be billed on a monthly basis and shall be due and payable upon receipt of the invoice.

          Service Provider will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Charges remaining unpaid after thirty (30) days of receipt shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as determined by Service Provider) plus two percent per year and all costs and expenses of effecting collection of any such sums, including reasonable attorney's fees, shall be paid by UAMFSI to Service Provider.

          In the event that UAMFSI is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by UAMFSI), this Agreement may be terminated upon thirty (30) days' written notice to UAMFSI by Service Provider. UAMFSI must notify Service Provider in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being disputed. The fees set forth in Schedule A may be changed from time to time upon agreement of the parties.

     6. Proprietary and Confidential Information. Service Provider agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund, all records and other information relative to the Fund's prior, present or potential shareholders, and to not use such records and information for any purpose other than performance of Service Provider's responsibilities and duties hereunder. Service Provider may seek a waiver of such confidentiality provisions by furnishing reasonable prior notice to the Fund and UAMFSI and obtaining approval in writing from the Fund and UAMFSI, which approval shall not be unreasonably withheld and may not be withheld where Service Provider may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities. Waivers of confidentiality are automatically effective without further action by Service Provider with respect to Internal Revenue Service levies, subpoenas and similar actions, or with respect to any request by the Fund or UAMFSI.

     7.   Duties, Responsibilities, and Limitation of Liability.

          (a) In the performance of its duties hereunder, Service Provider shall be obligated to act in good faith in performing the services provided for under this Agreement. In performing its services hereunder, UAMFSI represents and warrants that Service Provider shall be entitled to rely on any oral or written instructions, notices or other communications, including electronic transmissions, from UAMFSI and the Fund and its custodians, officers and directors, investors, agents, legal counsel and other service providers which Service Provider reasonably believes to be genuine, valid and authorized, and that Service Provider shall also be entitled to consult with and rely on the advice and opinions of outside legal counsel retained by UAMFSI and/or the Fund, as necessary or appropriate.

          (b) Service Provider shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Fund or UAMFSI, in connection with the matters to which this Agreement relates, except for a loss or expense solely caused by or resulting from willful misfeasance, bad faith or gross negligence on Service Provider's part in the performance of its duties or from reckless disregard by Service Provider of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of Service Provider, who may be or become an officer, director, partner, employee or agent of the Fund, shall be deemed when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with Service Provider's duties hereunder) to be rendering such services to or acting solely for the Fund and not as an officer, director, partner, employee or agent or person under the control or direction of Service Provider even though paid by Service Provider. In no event shall Service Provider be liable to the Fund, UAMFSI or any other party for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Service Provider has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (c) Subject to Paragraph 7 (b) above, Service Provider shall not be responsible for, and UAMFSI shall indemnify and hold Service Provider harmless from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to:

          (i) all actions of Service Provider or its officers or agents required to be taken pursuant to this Agreement;

          (ii) the reliance on or use by Service Provider or its officers or agents of information, records, or documents which are received by Service Provider or its officers or agents and furnished to it or them by or on behalf of UAMFSI and/or the Fund, and which have been prepared or maintained by UAMFSI and/or the Fund or any third party on behalf of UAMFSI and/or the Fund;

          (iii) UAMFSI's refusal or failure to comply with the terms of this Agreement or UAMFSI's lack of good faith, or its actions, or lack thereof, involving negligence or willful misfeasance;

          (iv) the breach of any representation or warranty of UAMFSI hereunder;

          (v) any delays, inaccuracies, errors in or omissions from data provided to Service Provider by data and pricing services;

          (vi) the reliance on or the carrying out by Service Provider or its officers or agents of any proper instructions reasonably believed to be duly authorized, or requests of the Fund or UAMFSI;

          (vii) the offer or sale of shares by the Fund in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by the Fund or its other service providers and agents, or
(2) existing or arising out of activities, actions or omissions by or on behalf of the Fund prior to the effective date of this Agreement;

          (viii) any failure of the Fund's registration statement to comply with the 1933 Act and the 1940 Act (including the rules and regulations thereunder) and any other applicable laws, or any untrue statement of a material fact or omission of a material fact necessary to make any statement therein not misleading in a Fund's prospectus; and

          (ix) the actions taken by UAMFSI, its investment advisers, and its distributor in compliance with applicable securities, tax, commodities and other laws, rules and regulations, or the failure to so comply.

     8. Term. This Agreement shall become effective on the date first hereinabove written and shall continue through October 31, 2002, unless sooner terminated, as provided herein. Thereafter, unless sooner terminated, this Agreement shall continue in effect from year to year provided such continuance is specifically approved by UAMFSI. This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. This Agreement may be terminated by UAMFSI on 90 days' prior written notice if Service Provider fails to meet 90% of the service standards set forth in Schedule D during any twelve-month period after the inception of this Agreement. In addition, this Agreement may be terminated: (a) by the mutual written agreement of the parties; (b) by either party hereto on 90 days' written notice, as of the end of the Initial Term or the end of any Renewal Term; (c) by either party hereto on such date as is specified in written notice given by the terminating party, in the event of a material breach of this Agreement by the other party, provided the terminating party has notified the other party of such breach at least 90 days prior to the specified date of termination and the breaching party has not remedied such breach by the specified date; (d) effective upon the filing of a petition for bankruptcy or seeking protection from creditors of either party; or (e) as to any Portfolio or Fund, effective upon the liquidation of such Portfolio or Fund, as the case may be. For purposes of this Paragraph 8, the term "liquidation" shall mean a transaction in which the assets of a Fund or a Portfolio are sold or otherwise disposed of and proceeds therefrom are distributed in cash to the shareholders in complete liquidation of the interests of such shareholders in the entity. This Agreement will automatically terminate upon the termination of the Administration Agreement between UAMFSI and the Fund. Upon termination of this Agreement, UAMFSI shall pay to Service Provider such compensation and any out-of-pocket or other reimbursable expenses which may become due or payable under the terms hereof as of the date of termination or after the date that the provision of services ceases, whichever is later.

     9. Notices. Any notice required or permitted hereunder shall be in writing to the parties at the following address (or such other address as a party may specify by notice to the other):

               If to UAMFSI:

                    UAM Fund Services, Inc.
                    211 Congress Street, 4th Floor
                    Boston, MA 02110
                    Attention: Gary L. French, President
                    Fax: (617) 542-7440

               If to Service Provider:

                    SEI Investment Mutual Funds Services
                    1 Freedom Valley Drive
                    Oaks, Pennsylvania 19456
                    Attn: General Counsel
                    Fax: (610) 676-1040

Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first.

     10. Assignability. This Agreement shall not be assigned by either of the parties hereto without the prior consent in writing of the other party; provided, however, that Service Provider may in its own discretion and without limitation or prior consent of the Fund or UAMFSI, whenever and on such terms and conditions as Service Provider deems necessary or appropriate, subcontract, delegate or assign its rights, duties, obligations and liabilities to subsidiaries or affiliates of Service Provider; provided, further, that any such subcontract, agreement or understanding shall not discharge Service Provider or its affiliates or subsidiaries, as the case may be, from its obligations hereunder. Similarly, Service Provider or its affiliated subcontractor, designee, or assignee may at its discretion, without notice to the Fund or UAMFSI, enter into such subcontracts, agreements and understandings, whenever and on such terms and conditions as Service Provider or they deem necessary or appropriate to perform services hereunder, with non-affiliated third parties; provided, that such subcontract, agreement or understanding shall not discharge Service Provider, or its subcontractor, designee, or assignee, as the case may be, from Service Provider's obligations hereunder. Service Provider or its affiliated subcontractor, designee, or assignee shall, however, be discharged from Service Provider's obligations hereunder, if UAMFSI, the Fund or its sponsor, investment advisers or distributor require Service Provider or its affiliated subcontractor, designee, or assignee to enter into any subcontract, agreement or understanding to perform services hereunder with any non-affiliated third party; and UAMFSI shall indemnify and hold harmless Service Provider and its affiliated subcontractor, designee, or assignee from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to such subcontract, agreement or understanding.

     11. Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

     12. Force Majeure. Service Provider shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, acts of God, earthquakes, fires, floods, wars, acts of civil or military authorities, or governmental actions, nor shall any such failure or delay give the Fund the right to terminate this Agreement.

     13. Amendments. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought. The addition of new portfolios or new classes of portfolios to the Fund will be deemed self-executing amendments to this Agreement requiring no further action, subject to the approval of Service Provider. Such self-executing amendments will be subject to the terms and conditions of this Agreement, and may in no other way alter the terms and conditions contained herein, unless done so by mutual written agreement between the parties.

     14. Severability. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

     15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF MASSACHUSETTS (EXCLUDING ITS CHOICE OF LAW PROVISIONS), INCLUDING THE DETERMINATION OF WHEN AN "ASSIGNMENT" HAS OCCURRED.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                                                  UAM FUND SERVICES, INC.


Attest: /s/ Michael E. DeFao, Esq.                By: /s/ Gary L. French

Name: Michael E. DeFao, Esq.                      Name: Gary L. French

      Vice President and General Counsel          Title: President


                                                  SEI INVESTMENTS MUTUAL FUNDS
                                                  SERVICES


Attest:  /s/ Laurie Brooks                        By: /s/ James Foggo

Name:  Laurie Brooks                              Name:  James Foggo

                                                  Title:  Vice President

                        MUTUAL FUNDS SERVICE AGREEMENT

                                  SCHEDULE A
                               FEES AND EXPENSES


UAMFSI shall pay the Service Provider as compensation for the services performed and the facilities and personnel provided by the Service Provider pursuant to this Agreement, the following fee:

(a) with respect to the combined value of the average daily net assets of the Portfolios of UAM Funds, Inc., UAM Funds, Inc. II and UAM Funds Trust (the "Combined Assets"):

     (i) 0.03% (3 basis points) of the Combined Assets with respect to those assets that are less than or equal to $4 Billion (Four Billion U.S. Dollars); plus
                     ----

     (ii) 0.025% (2.5 basis points) of the Combined Assets with respect to those assets that are greater than $4 Billion (Four Billion Dollars) but less than or equal to $8 Billion (Eight Billion Dollars); plus
                                                                         ----
     (iii) 0.02% (2 basis points) of the Combined Assets with respect to those assets that are in excess of $8 Billion (Eight Billion Dollars) and

(b) with respect to each Portfolio, $35,000 (Thirty-five thousand dollars) of the average daily net assets of such Portfolio; and

(c) with respect to each class of shares other than the first class of shares of each Portfolio, $5,000 per annum (Five thousand dollars).

All fees are computed daily and paid monthly.

                         MUTUAL FUNDS SERVICE AGREEMENT

                                   SCHEDULE B
            GENERAL DESCRIPTION OF FUND SUB-ADMINISTRATION SERVICES

I.  Financial and Tax Reporting

     A. Prepare agreed upon management reports and Board of Directors materials such as unaudited financial statements and distribution summaries.

     B. Report Fund performance to outside services as directed by Fund management or UAMFSI.

     C. Calculate dividend and capital gain distributions in accordance with distribution policies detailed in the Fund's prospectus(es). Assist UAMFSI in making final determinations of distribution amounts.

     D. Estimate and recommend year-end dividend and capital gain distributions necessary to establish the Portfolio's status as a regulated investment company ("RIC") under Section 4982 of the Internal Revenue Code of 1986, as amended (the "Code") regarding minimum distribution requirements.

     E. Working with the Fund's public accountants or other professionals, prepare and file Fund's Federal tax return on Form 1120-RIC along with all state and local tax returns where applicable. Prepare and file Federal Excise Tax Return (Form 8613).

     F.   Prepare and file Fund's Form N-SAR with the SEC.

     G. Prepare and coordinate printing of Fund's Semiannual and Annual Reports to Shareholders.

     H. Notify shareholders as to what portion, if any, of the distributions made by the Fund's during the prior fiscal year were exempt-interest dividends under Section 852 (b)(5)(A) of the Code.

     I. Provide Form 1099-MISC to persons other than corporations (i.e., Directors to whom the Fund paid more than $600 during the year).

     J. Prepare and file California State Expense Limitation Report, if applicable.

     K. Provide financial information for Fund proxies and prospectuses (Expense Table).

II.  Portfolio Compliance

     A. Assist with monitoring each Portfolio's compliance with investment restrictions (e.g., issuer or industry diversification, etc.) listed in the current prospectus(es) and Statement(s) of Additional Information, although primary responsibility for such compliance shall remain with the Fund's investment adviser or investment manager.

     B. Assist with monitoring each Portfolio's compliance with the requirements of Section 851 of the Code for qualification as a RIC (i.e., 90% Income, 30% Income - Short Three, Diversification Tests) although primary responsibility for such compliance shall remain with the Fund's investment adviser or investment manager.

     C. Assist with monitoring investment manager's compliance with Board directives such as "Approved Issuers Listings for Repurchase Agreements", Rule 17a-7, and Rule 12d-3 procedures, although primary responsibility for such compliance shall remain with the Fund's investment adviser or investment manager.

     D.   Prepare and update compliance manuals and procedures.

     E. Mail, collect and review on a quarterly basis compliance checklists for each Portfolio.

III.  General Administration

     A. Furnish officers of the Fund, subject to reasonable UAMFSI and Board approval.

     B. Prepare Fund or Portfolio expense projections, establish accruals and review on a periodic basis, including expenses based on a percentage of Fund's average daily net assets (advisory and administrative fees) and expenses based on actual charges annualized and accrued daily (audit fees, registration fees, directors' fees, etc.).

     C. For new Portfolios, obtain Employer or Taxpayer Identification Number and CUSIP numbers. Estimate organizational costs and expenses and monitor against actual disbursements.

     D. Coordinate all communications and data collection with regard to any regulatory examinations and yearly audits by independent accountants.

     E. File copies of financial reports to shareholders with the SEC under Rule 30b2-1.

     F. Prepare such reports, applications and documents (including reports regarding the sale and redemption of Fund's shares as may be required in order to comply with Federal and state securities law) may be necessary or desirable to register the Fund's shares with state securities authorities, monitor the sale of the shares of the Funds for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Fund and the Fund's shares and all amendments thereto, as may be necessary or convenient to register and keep effective the Fund and the Fund's shares with state securities authorities to enable the Fund to make a continuous offering of its shares.

                         MUTUAL FUNDS SERVICE AGREEMENT

                                   SCHEDULE C
              GENERAL DESCRIPTION OF FUND SUB-ACCOUNTING SERVICES

I.  General Description

     Service Provider shall provide the following accounting services to the
Fund:

     A. Maintenance of the books and records and accounting controls for the Fund's assets, including records of all securities transactions;

     B. Calculation of each Portfolio's Net Asset Value in accordance with the prospectus and once the Portfolio meets eligibility requirements, transmission to NASDAQ and to such other entities as directed by the Fund and/or UAMFSI;

     C. Accounting for dividends and interest received and distributions made by the Fund;

     D. Production of transaction data, financial reports and such other periodic and special reports as UAMFSI and/or the Board may reasonably request;

     E.   Liaison with the Fund's independent auditors; and

     F. A listing of reports that will be available to UAMFSI and the Fund is included below.

II.  Domestic Fund Accounting Daily Reports

     A.   General Ledger Reports
          1.   Trial Balance Report
          2.   General Ledger Activity Report

     B.   Portfolio Reports
          1.   Portfolio Report
          2.   Cost Lot Report
          3.   Purchase Journal
          4.   Sell/Maturity Journal
          5.   Amortization/Accretion Report
          6.   Maturity Projection Report

     C.   Pricing Reports
          1.   Pricing Report
          2.   Pricing Report by Market Value
          3.   Pricing Variance by % Change

         4.  NAV Report
         5.  NAV Proof Report
         6.  Money Market Pricing Report

     D.  Accounts Receivable/Payable Reports
         1.  Accounts Receivable for Investments Report
         2.  Accounts Payable for Investments Report
         3.  Interest Accrual Report
         4.  Dividend Accrual Report

     E.  Other Reports
         1.  Dividend Computation Report
         2.  Cash Availability Report
         3.  Settlement Journal

III.  International Fund Accounting Daily Reports

     A.  General Ledger
         1.  Trial Balance Report
         2.  General Ledger Activity Report

     B.  Portfolio Reports
         1.  Portfolio Report by Sector
         2.  Cost Lot Report
         3.  Purchase  Journal
         4.  Sell/Maturity Journal

     C.  Currency Reports
         1.  Currency Purchase /Sales Journal
         2.  Currency Valuation Report

     D.  Pricing Reports
         1.  Pricing Report by Country
         2.  Pricing Report by Market Value
         3.  Price Variance by % Change
         4.  NAV Report
         5.  NAV Proof Report

     E.  Accounts Receivable/Payable Reports
         1.  Accounts Receivable for Investments Sold/Matured
         2.  Accounts Payable for Investments Purchased
         3.  Accounts Receivable for Forward Exchange Contracts
         4.  Accounts Payable for Forward Exchange Contracts
         5.  Interest Receivable Valuation
         6.  Interest Recoverable Withholding Tax

         7.  Dividends Receivable Valuation
         8.  Dividends Recoverable Withholding Tax

     F.  Other Reports
         1.  Exchange Rate Report

IV.  Monthly Fund Accounting Reports

     A.  Standard Reports
         1.  Cost Proof Report
         2.  Transaction History Report
         3.  Realized Gain/Loss Report
         4.  Interest Record Report
         5.  Dividend Record Report
         6.  Broker Commission Totals
         7.  Broker Principal Trades
         8.  Shareholder Activity Report
         9.  Fund Performance Report

     B.  International Reports
         1.  Forward Contract Transaction History Report
         2.  Currency Gain/Loss Report

                         MUTUAL FUNDS SERVICE AGREEMENT

                                   SCHEDULE D
                           SERVICE QUALITY STANDARDS


UAMFSI and SEI Investments Mutual Funds Services agree that the attached listing of service quality standards constitute Schedule D of the Mutual Funds Service Agreement dated November 1, 1999.

                                   UAM FUNDS
                           SERVICE QUALITY STANDARDS




             CLIENT RELATIONSHIP MANAGER SERVICE QUALITY STANDARDS
             -----------------------------------------------------


                                                        Goal                         Standard
                                                        ----                         --------
                                                                                     (100%)
Deliver quality service standards reporting/monthly     15/th/ of the month
reporting

Deliver monthly calendar of events                      2 days before month end

Coordinate weekly operations meeting                    Every week

Deliver minutes to participants on the weekly meeting   2 days after weekly

Coordinate and track project plan of all open           2 days after weekly
items/issues meetings

Address any issues/problems followed up in writing if   3 days after issue
agreed

                    SUB-ACCOUNTING SERVICE QUALITY STANDARDS
                    ----------------------------------------


                                                                   Goal               Standard
                                                                   ----               --------
Pricing Accuracy*                                                                         99%

Reporting NAV to NASDAQ                                                                   98%

Reporting NAV to the Transfer Agent (DST)                                                 98%

Cash Availability reported to Adviser by 12:30 p.m.                                       98%
 (or 30 minutes past prospectus cut-off time for
 money market funds)

Trades recorded on T+1 (cut-off time 2:00 p.m.)                                           98%
 (dependent on Adviser delivery)

Collection of Past Due items (USA only)                           30 Days                 99%

Weekly custody reconciliation                                                            100%

Monthly cost proof reconciliation                                                        100%

Accuracy of mil rate/dividend rate                                                        98%

Notification of stale prices to Adviser/FSI                       After 7 days           100%
                                                                  (5 business - 7
                                                                  calendar)



*  "Pricing" refers to a price that is published or sent to an Adviser.

                  SUB-ADMINISTRATION SERVICE QUALITY STANDARDS
                  --------------------------------------------

                                                               Goal                Standard
                                                               ----                --------
ADMINISTRATION

Compliance warnings/fails memos
  Daily reviews                                        T+4                              98%
  Monthly/Quarterly reviews                            4/th/ business day              100%

Adviser Compliance Checklists
  Mailed to Advisers                                   Cal Qtr. End                    100%
  Contact Advisers of non receipt                      16/th/ of following             100%
                                                       month
  Report issues/status to FSI                          20/th/ of the                   100%
                                                       following month

Survey Reporting completed and delivered on required                                    98%
due dates: ICI, Morning Star, Lipper and Value Line

Monthly Financial statements mailed to Clients         3/rd/ business day              100%
  Portfolio Acquisition Report
  Portfolio Holdings Report

Basic Financial Statements mailed to clients           By following month               90%
                                                       end
  Assets and Liabilities
  Statement Change of Net Assets
  Statement of Operations

Monthly expense cap analysis spreadsheet               8th business day                100%

Payment of Adviser and Administrative Fees             8/th/ business day              100%

TAX AND FINANCIAL REPORTING

Tax returns (1120 RICs) will be prepared               8 1/2 months after year         100%
                                                       end

Annual Financial statements will be mailed to          60/th/ day after year           100%
shareholders                                           end

                  SUB-ADMINISTRATION SERVICE QUALITY STANDARDS
                  --------------------------------------------

                                                               Goal                Standard
                                                               ----                --------
Semi-Annual Financial statements will be               60/th/ day after semi         100%
mailed to shareholders                                 annual period

N-SAR will be filed with the SEC                       60th day after year           100%
                                                       end

N-SAR will be filed with the SEC                       60th day after                100%
                                                       semi-annual period

BLUE SKY

Written warnings if sales reach 80% of amount          2 days after                  100%
registered                                             reaching threshold

Over sales in a state
  Notification                                         1 day after over sale         100%
  State Filing                                         1 week after over             100%
                                                       sale

Renewals with states                                   2 weeks prior to              100%
                                                       expiration

New filings                                            3 weeks after FSI             100%
                                                       authorization

Notice filing with states                              1 week after filing           100%
                                                       with SEC

Document requests from states                          3 days after request          100%


*  Except for annual and semi-annual (one extra day)